EXHIBIT 99.2

INTERNATIONAL GAME TECHNOLOGY
Supplemental 2012 Quarterly Revenue Metrics
	Quarters Ended				Year Ended
	12/31/2011	3/31/2012	6/30/2012	9/30/2012	9/30/2012
In millions, unless otherwise noted; quarters may not cross-foot due to rounding

Gaming Operations
Revenues	$252.0	$266.1	$258.2	$263.8	$1,040.0
North America	219.4	233.1	225.6	229.6	907.8
International	32.6	33.0	32.6	34.2	132.2
Gross margin	61%	61%	60%	61%	61%
North America	59%	59%	60%	60%	60%
International	73%	75%	62%	71%	70%
Installed base ('000)	55.6	56.1	56.9	57.1	57.1
North America	42.6	42.7	43.4	43.4	43.4
International	13.0	13.4	13.5	13.7	13.7
Average revenue per unit per day (0.00)	$50.58	$52.34	$50.20	$50.83	$51.49

Product Sales
Revenues	$180.9	$240.8	$231.6	$313.4	$966.8
North America	103.0	160.8	160.1	224.2	648.2
International	77.9	80.0	71.5	89.2	318.6
Machines	$115.7	$161.1	$159.2	$217.5	$653.5
North America	59.1	101.4	107.8	152.9	421.3
International	56.6	59.7	51.4	64.6	232.2
Non-machine	$65.2	$79.7	$72.4	$95.9	$313.3
North America	43.9	59.4	52.3	71.3	226.9
International	21.3	20.3	20.1	24.6	86.4
Gross margin	51%	55%	54%	56%	54%
North America	53%	57%	56%	58%	57%
International	48%	50%	49%	49%	49%
Units recognized ('000)	7.3	10.2	11.6	14.5	43.6
North America	3.8	6.8	8.2	10.4	29.1
International	3.5	3.4	3.4	4.1	14.5
Units shipped ('000) [includes units where revenues deferred]	6.5	10.5	12.6	14.6	44.2
North America	3.5	6.7	8.7	10.4	29.3
New	0.7	1.7	3.1	1.9	7.3
Replacement	2.8	5.0	5.6	8.5	22.0
International	3.0	3.8	3.9	4.2	14.9
New	1.3	2.0	1.1	1.2	5.6
Replacement	1.7	1.8	2.8	3.0	9.3
Average revenue per unit ('000)	$24.8	$23.6	$20.0	$21.6	$22.2
North America	27.1	23.6	19.5	21.6	22.3
International	22.3	23.5	21.0	21.8	22.0
Average machine sales price ('000)	$15.8	$15.8	$13.7	$15.0	$15.0
North America	15.6	14.9	13.1	14.7	14.5
International	16.2	17.6	15.1	15.8	16.0

Interactive
Revenues	$12.6	$34.3	$43.0	$53.9	$143.9
Social gaming	-	21.3	29.9	35.8	87.0
IGTi	12.6	13.0	13.1	18.1	56.9
Gross margin	52%	54%	52%	62%	56%
Social gaming	-	61%	62%	61%	61%
IGTi	52%	42%	31%	65%	49%
DoubleDown Average User Statistics*
Daily active users/DAU ('000)	n/a	1,350	1,355	1,415	1,372
Monthly active users/MAU ('000)	n/a	4,975	5,217	5,072	5,097
Bookings per DAU (0.00)	n/a	$0.24	$0.26	$0.28	$0.26

*as a single application with multiple games, active users equal unique users